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                                                                    EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders
Sonic Automotive, Inc.

     We consent to the use in this Registration Statement relating to shares of Class A Common Stock of Sonic Automotive, Inc. on Form S-1 of (i) our report dated August 7, 1997 on the combined financial statements of Sonic Automotive, Inc. and Affiliated Companies as of and for the year ended December 31, 1996;
(ii) our report dated August 7, 1997 on the financial statements of Dyer & Dyer, Inc. as of December 31, 1995 and 1996 and for the three years ended December 31, 1996; (iii) our report dated August 7, 1997 on the combined financial statements of Bowers Dealerships and Affiliated Companies as of December 31, 1995 and 1996 and for the years then ended; and (iv) our report dated August 7, 1997 on the combined financial statements of Lake Norman Dodge, Inc. and Affiliated Companies as of and for the year ended December 31, 1996 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
August 7, 1997